UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2001
                       Mid Atlantic Medical Services, Inc.

             (Exact name of registrant as specified in its charter)


                      Delaware                      1-13340
             -------------------------    ----------------------------
           (State or other jurisdiction)     (Commission File No.)


                                   52-1481661
                           -------------------------
                       (IRS Employer Identification No.)


       4 Taft Court, Rockville, Maryland                     20850
   ---------------------------------------------------- --------------
         (Address of principal                            (Zip Code)
             executive offices)

       Registrant's telephone number, including area code: (301) 294-5140

         (Former name or former address, if changed since last report.)
                        Page 1 of 2 pages. Exhibit index
                                  is on page 2.
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ITEM 5. OTHER EVENTS.

On August 30, 2001, Mid Atlantic Medical Services, Inc. (the "Company") filed a Demand for Arbitration against Merck-Medco Managed Care, LLC ("Merck") and related entities seeking an order relating to the parties' Integrated Drug Program Master Agreement (the "Agreement"). The Company asserts that Merck has reneged on its obligations under the Agreement, the aggregate amount of such obligations totaling approximately $49 million for fiscal year ended 2000. While the Company believes that the dispute will be resolved in its favor, if it is not, the effect could be material to the Company's financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits -none
                                        2




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       MID ATLANTIC MEDICAL SERVICES, INC.

By:     /s/ Robert E. Foss
    -----------------------
       Robert E. Foss
        Senior Executive Vice President
        and
        Chief Financial Officer
Dated: September 7, 2001